EXHIBIT 10.1
AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT
This AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT (this “Amendment”), is made and entered into as of August 21, 2020, by and among:
Coöperatieve Rabobank, U.A., New York Branch, a Dutch coöperatieve acting through its New York Branch (“Rabobank”) and Sumitomo Mitsui Banking Corporation, New York Branch, a Japanese corporation (“SMBC”), as purchasers (each, a “Buyer” and, collectively, the “Buyers”);
The Scotts Company LLC, an Ohio limited liability company, as seller (“Seller”); and
solely for purposes of Section 5.3 hereof, the Scotts Miracle-Gro Company, an Ohio corporation, as guarantor (“Guarantor”), and amends that certain 1996 SIFMA Master Repurchase Agreement, dated as of April 7, 2017, between Seller and Buyers, as supplemented by Annex I (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of August 24, 2018, the “Master Repurchase Agreement” and as amended hereby, the “Amended Master Repurchase Agreement”). Each of the Buyers and Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties entered into the Master Repurchase Agreement for the purpose of Seller transferring to the Buyers certain securities or other assets against the transfer of funds by the Buyers, with a simultaneous agreement by the Buyers to transfer to Seller such securities or other assets at a date certain or on demand, against the transfer of funds by Seller;
WHEREAS, the Parties and Rabobank, as Buyers’ agent (in such capacity, “Agent”), entered into that certain Master Framework Agreement, dated as of April 7, 2017, (as amended, supplemented or otherwise modified from time to time, the “Framework Agreement”);
WHEREAS, Guarantor entered into the Guaranty in favor of Agent and the Buyers pursuant to which Guarantor guaranteed the payment and performance of all obligations, liabilities and indebtedness owed by Seller under the Transaction Agreements; and
WHEREAS, the Parties now wish to amend certain provisions of the Master Repurchase Agreement as hereinafter stated.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and, solely for purposes of Section 5.3 hereof, Guarantor agree as follows:
1. Interpretation.
1.1 Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Master Repurchase Agreement or the Framework Agreement (including Schedule 1 thereto), as applicable.
2. Amendments.
The Master Repurchase Agreement is hereby amended, effective from and after the Effective Date, as follows:

2.1 The following new definitions are hereby added to Section 2(a) of Annex I to the Master Repurchase Agreement in the appropriate alphabetical order:
“Benchmark Replacement”, means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent and Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment”, means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Transaction Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes”, means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Transaction Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date”, means the earlier to occur of the following events with respect to LIBOR: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event”, means the occurrence of one or more of the following events with respect to LIBOR: (1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
“Benchmark Transition Start Date”, means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early

Opt-in Election, the date specified by Agent or the Required Buyers, as applicable, by notice to Seller, Agent (in the case of such notice by the Required Buyers) and the Buyers.
“Benchmark Unavailability Period”, means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 13(d) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 13(d).
“Early Opt-in Election”, means the occurrence of: (1) (i) a determination by Agent or (ii) a notification by the Required Buyers to Agent (with a copy to Seller) that the Required Buyers have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 13(d), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (2) (i) the election by Agent or (ii) the election by the Required Buyers to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Seller and the Buyers or by the Required Buyers of written notice of such election to Agent.
“Federal Reserve Bank of New York’s Website”, means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Relevant Governmental Body”, means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR”, with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Term SOFR”, means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement”, means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
2.2 The definition of “Pricing Rate” in Section 2(b)(iii) of Annex I to the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:
“(iii) “Pricing Rate”, the per annum percentage rate for determination of the Price Differential, determined for each Transaction as being equal to (i) during the Seasonal Commitment Period (a) as to the Seasonal Commitment Amount, the sum of (A) the greater of (x) LIBOR as of the applicable Purchase Date and (y) zero plus (B) the Pricing Rate Margin, and (b) as to any amount in excess of the Seasonal Commitment Amount, the sum of (A) the greater of (x) LIBOR as of the applicable Purchase Date and (y) zero plus (B) the rate agreed between the Seller and Agent, on behalf of the Buyers, and specified in the related Confirmation, and (ii) at any other time, the sum of (A) the greater of (x) LIBOR as of the applicable Purchase Date and (y) zero plus (B) the rate agreed between the Seller and Agent, on behalf of the Buyers, specified in the related Confirmation;”
2.3 Section 13 of Annex I to the Master Repurchase Agreement is hereby amended by adding a new clause (d) at the end of Section 13 that reads as follows:
“(d) “Effect of Benchmark Transition Event.
        (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Agreement, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as

applicable, Agent and Seller may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Buyers and Seller so long as Agent has not received, by such time, written notice of objection to such amendment from Buyers comprising the Required Buyers. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Buyers comprising the Required Buyers have delivered to Agent written notice that such Required Buyers accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to Section 13(d) will occur prior to the applicable Benchmark Transition Start Date.
(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or the Framework Agreement.
(iii) Notices; Standards for Decisions and Determinations. Agent will promptly notify Seller and the Buyers of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Buyers pursuant to Section 13(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to Section 13(d).
(iv) Benchmark Unavailability Period. Upon Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, Seller may revoke any Transaction Notice.”
2.4 Exhibits B and C to Annex I to the Master Repurchase Agreement are amended by replacing “.875000” therein with “1.075000%”.
3. Conditions to Effectiveness.
This Amendment shall be effective as of the date first above written (the “Effective Date”) upon the Agent’s receipt of counterparts to this Amendment executed by each of the other parties hereto.
4. Representations, Warranties and Undertakings.
4.1 Seller. In entering into this Amendment, Seller hereby makes or repeats (as applicable) to Agent and each Buyer as of the Effective Date (or, to the extent expressly relating to a specific prior date, as of such prior date) the representations and warranties set forth in the Master Repurchase Agreement and each other Transaction Agreement to which Seller is a party, and such representations and warranties shall be deemed to include this Amendment. Seller further represents that it has complied in all material respects with all covenants and agreements applicable to it under the Master Repurchase Agreement and each of the other Transaction Agreements to which it is a party.
5. Miscellaneous.
5.1 Counterparts. This Amendment may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 5.1.

5.2 Ratification. Except as amended hereby each of the other Transaction Agreements remains in full force and effect. The Parties hereby acknowledge and agree that, effective from and after the Effective Date, all references to the Master Repurchase Agreement, including Annex I thereto, in any other Transaction Agreement shall be deemed to be references to the Amended Master Repurchase Agreement, and any amendment in this Amendment of a defined term in the Master Repurchase Agreement, including Annex I thereto, shall apply to terms in any other Transaction Agreement which are defined by reference to the Master Repurchase Agreement or Annex I thereto.
5.3 Guarantor Acknowledgment and Consent. Guarantor hereby acknowledges the Parties’ entry into this Amendment and consents to the terms and conditions hereof, it being understood that such terms and conditions may affect the extent of the Obligations (as defined in the Guaranty) for which Guarantor may be liable under the Guaranty. Guarantor further confirms and agrees that the Guaranty remains in full force and effect after giving effect to this Amendment and, for the avoidance of doubt, acknowledges that any amendment herein to a defined term in the Master Repurchase Agreement, including Annex I thereto, shall apply to terms in the Guaranty which are defined by reference to the Master Repurchase Agreement or Annex I thereto.
5.4 GOVERNING LAW. This AMENDMENT shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law provisions thereof other than sections 5-1401 and 5-1402 of the New York General Obligations Law.
5.5 Expenses. All reasonable legal fees and expenses of Agent and each Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and each related document entered into in connection herewith shall be paid by the Seller promptly on demand.
5.6 Transaction Agreement. This Amendment shall be a Transaction Agreement, as set forth in Section 2.1 of the Framework Agreement, for all purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.
Buyer and Agent:

Coöperatieve Rabobank, U.A., New York Branch
By:	/s/ THOMAS MCNAMARA
Name:	Thomas McNamara
Title:	Executive Director
By:	/s/ JINYANG WANG
Name:	Jinyang Wang
Title:	Vice President

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Buyer:

Sumitomo Mitsui Banking Corporation, New York Branch
By:	/s/ NORIHITO OBATA
Name:	Norihito Obata
Title:	Managing Director Global Trade Finance Dept.

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Seller:

The Scotts Company, LLC
By:	/s/ KELLY BERRY
Name:	Kelly S. Berry
Title:	Vice President and Treasurer

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Solely for purposes of Section 5.3 hereof:

Guarantor:

The Scotts Miracle-Gro Company
By:	/s/ KELLY BERRY
Name:	Kelly S. Berry
Title:	Vice President and Corporate Treasurer

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